Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: BUSINESS/FINANCIAL EDITORS

MEDIA CONTACT:

KRISTYNA MUNOZ

(312) 917-8343

KRISTYNA.MUNOZ@NUVEEN.COM

Nuveen to Host Closed-End Fund Conference Call

CHICAGO, November 14, 2013 – Nuveen Investments, a leading global provider of investment services to institutions as well as individual investors, today announced it will host a conference call to provide commentary on the municipal market and product updates on Nuveen Intermediate Duration Municipal Term Fund (NYSE: NID) and Nuveen Intermediate Duration Quality Municipal Term Fund (NYSE: NIQ). This call is open to the public.

Leading the product and market discussion on the call will be Steve Hlavin and Dan Close, Portfolio Managers, Nuveen Asset Management, an affiliate of Nuveen Investments, and will include question and answer sessions.

Details about the call, scheduled for Wednesday, November 20, 2013, including dial-in information, can be found on http://www.nuveen.com/Commentary/ConferenceCalls.aspx and below. The replay will be available for one month, beginning on or before November 25th, 2013.

Nuveen Intermediate Duration Municipal Term Fund (NYSE: NID) and Nuveen
Intermediate Duration Quality Municipal Term Fund (NYSE: NIQ)
Call Date:	Wednesday, November 20, 2013

Call Time:	1:00 pm Central

Call #:	(877) 898.5579

Call ID:	11246765

Replay #:	(800) 585.8367

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutional and individual investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets a wide range of specialized investment solutions which provide investors access to capabilities of its high-quality boutique investment affiliates—Nuveen Asset Management, LLC, Symphony Asset Management LLC, NWQ Investment Management Company, LLC, Santa Barbara Asset Management, LLC, Tradewinds Global Investors, LLC, Winslow Capital Management, LLC and Gresham Investment Management LLC, all of which are registered investment advisers and subsidiaries of Nuveen Investments, Inc. Funds distributed by Nuveen Securities, LLC., a subsidiary of Nuveen Investments, Inc. In total, Nuveen Investments managed nearly $215 billion as of September 30, 2013. For more information, please visit the Nuveen Investments website at www.nuveen.com.

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